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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE - JUNE 18, 2002

              NS GROUP EXPERIENCES IMPROVEMENT IN OPERATING RESULTS

               Second Quarter 2002 Results to Exceed Expectations
               --------------------------------------------------

NEWPORT, KY -(BUSINESS WIRE)--June 18, 2002--NS Group, Inc. (NYSE: NSS)
NS Group announced today that its results for the June 30, 2002 quarter will exceed expectations. The company anticipates second quarter results to be in the area of a $0.20 loss per share.

First Call estimates for the second quarter range from a $0.50 to $0.52 loss per share.

President and CEO, Rene J. Robichaud commented, "Our operating performance has improved significantly this quarter as we continue to focus on costs. I commend the efforts of our employees for an outstanding job in operating with greater efficiency and reducing costs."

NS Group is scheduled to announce the results of the June 30, 2002 quarter, after the market closes, on Thursday, July 18, 2002. The company will host a conference call and simultaneous web cast on Friday, July 19, 2002. Details concerning the conference call and web cast are available on the company's web site, www.nsgrouponline.com.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group, log on to www.nsgrouponline.com.

THIS REPORT CONTAINS FORWARD-LOOKING INFORMATION WITH RESPECT TO THE COMPANY'S OPERATIONS AND BELIEFS. ACTUAL RESULTS MAY DIFFER FROM THESE FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NS GROUP DOES NOT UNDERTAKE ANY OBLIGATIONS TO UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS.

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CONTACT:          LINDA A. PLEIMAN
                  DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
                  (859) 292-6814